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                              EMPLOYMENT AGREEMENT


                  EMPLOYMENT AGREEMENT (the "Agreement"), dated as of October 29, 1997 between ARMOR HOLDINGS, INC., a Delaware corporation (the "Company"); and J. Lawrence Battle, (the "Employee").

                             W I T N E S S E T H :

                  WHEREAS, the Company desires to employ the Employee and to be assured of his services on the terms and conditions hereinafter set forth; and

                  WHEREAS, the Employee is willing to accept such employment on such terms and conditions.

                  NOW THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, the Company and the Employee hereby agree as follows:

                  1. Term. The term of this Agreement shall be three (3) years, and shall be deemed to have commenced on July 21, 1997 and shall end on July 21, 2000 (the "Initial Term"), subject to earlier termination pursuant to the provisions of Section 9 herein. The employment of the Employee shall automatically continue hereunder following the Initial Term for successive one
(l) year periods (the "'Renewal Terms") (on terms to be mutually agreed upon by the parties), unless the Company or the Employee gives notice to the other at least sixty (60) days prior to the end of the Initial Term of its or his election to terminate this Agreement at the end of the Initial Term. Subsequent to the Initial Term, the employment of the Employee hereunder may be terminated at the end of any Renewal Term by delivery by either the Employee or the Company of a written notice to the other party at least sixty (60) days prior to the end of any Renewal Term.

                  2. Duties. During the term of this Agreement, the Employee shall serve as the President & Chief Operating Officer of the Manufactured Products Division of the Company and shall perform all duties commensurate with his position and as may be assigned to him by the Chief Executive Officer of the Company. The Employee shall devote his full business time and energies to the business and affairs of the Company and shall use his best efforts, skills and abilities to promote the interests of the Company and to diligently and competently perform the duties of his position

                  3. Compensation and Benefits. (a) During the term of this Agreement, the Company shall pay to the Employee, and the Employee shall accept from the Company, as compensation for the performance of services under this Agreement and the Employee's observance and performance of all of the provisions hereof, a salary of $150,000 per year (the "Base Compensation"). The Base Compensation shall be payable in accordance with the normal payroll practices of the Company. The Company shall also pay to the Employee a one-time relocation bonus of $12,500 to cover "incidentals" and the actual physical cost of transporting the Employee's possessions from Nashville to Jacksonville (the "Relocation


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Bonus"). In addition to the Relocation Bonus, the Company will pay for the cost of two trips (at economy fare rates) to Jacksonville, Florida for the Employee and his wife in contemplation of their relocation. The Employee's Base Compensation and the Relocation Bonus shall be subject to withholding for applicable taxes and other amounts.

                    (b) During the term of this Agreement, the Employee shall be entitled to participate in or benefit from, in accordance with the eligibility and other provisions thereof, the Company's bonus compensation plan as the Company may make available to, or have in effect for, its personnel with commensurate duties from time to time. The amount of such bonuses will be based upon the Employee's performance and the performance of the Company. The amount of any bonus paid under this clause shall be subject to withholding for applicable taxes and other amounts.

                    (c) During the term of this Agreement, the Employee shall be entitled to participate in or benefit from, in accordance with the eligibility and other provisions thereof, the Company's medical insurance and other fringe benefit plans or policies as the Company may make available to, or have in effect for, its personnel with commensurate duties from time to time. The Company retains the right to terminate or alter any such plans or policies from time to time. The Employee shall also be entitled to four weeks paid vacation each year, sick leave and other similar benefits in accordance with policies of the Company from time to time in effect for personnel with commensurate duties.

                    (d) The Employee shall be entitled to receive incentive stock options under the Company's incentive stock option plan to purchase 75,000 shares of the Company's common stock. The grant date shall be as of September 2, 1997, subject to the approval of the Board of Directors, and the exercise price per share shall be equal to $10.4375, the market price of the Company's common stock on the date of grant. Such options shall vest over a period of three years, with 10,000 vesting on July 21, 1998, 10,000 vesting on July 21, 1999, and the balance vesting on July 21, 2000. Such options shall not be exercisable until July 21, 2000; provided, however, that upon a breach by the Employee of the provisions of Sections 6 or 7 hereof, the Employee shall have no right to exercise any such options granted hereunder or otherwise held by the Employee; and provided, further, that in the event that this Agreement is terminated by the Company without cause prior to the expiration of the Initial Term, then the entire amount of such options shall vest and become exercisable on the date of such termination. In the event of a "change in control" (as hereinafter defined) of the Company, all of such options shall vest and become exercisable on the effective date of such change in control. For purposes hereof, "change in control" of the Company shall mean the sale of all of the shares of capital stock of the Company, or the sale of all or substantially al1 of the assets of the Company (other than a transfer of assets to a subsidiary of the Company) or the merger or consolidation of the Company (other than for the purpose of (x) consummating an acquisition by the Company or (y) effecting a restructuring of the Company), the effect of any of which is to result in the sale of the Company. The Employee may be entitled, during the term of this Agreement, to receive such additional options, at such exercise prices and other terms, and/or to participate in such other bonus plans, whether during the term of this Agreement or upon termination pursuant to
Section 9 hereof, as the Compensation Committee of the Board of Directors of the Company may, in its sole and


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absolute discretion, determine.

                  4. Reimbursement of Business Expenses. During the term of this Agreement, upon submission of proper invoices, receipts or other supporting documentation satisfactory to the Company and in specific accordance with such guidelines as may be established from time to time by the Company's Board of Directors, the Employee shall be reimbursed by the Company for all reasonable business expenses actually and necessarily incurred by the Employee on behalf of the Company in connection with the performance of services under this Agreement.

                  5. Representation of Employee. The Employee represents and warrants that he is not party to, or bound by, any agreement or commitment, or subject to any restriction, including but not limited to agreements related to previous employment containing confidentiality or noncompete covenants, which in the future may have a possibility of adversely affecting the business of the Company or the performance by the Employee of his duties under this Agreement.

                  6. Confidentiality. For purposes of this Section 6, all references to the Company shall be deemed to include the Company's affiliates and subsidiaries.

                    (a) Confidential Information. The Employee acknowledges that as a result of his employment with the Company, the Employee has and will continue to have knowledge of, and access to, proprietary and confidential information of the Company and its subsidiaries, whether now existing or hereafter acquired or established, including, without limitation, research and development plans and results, software, data bases, technology, inventions, trade secrets, technical information, know-how, plans, specifications, methods of operations, product information, product availability, pricing information, financial, business and marketing information and plans and the identity of customers and suppliers (collectively, the "Confidential Information"), and that such information, even though it may be contributed, developed or acquired by the Employee, constitutes valuable, special and unique assets of the Company developed at great expense which are the exclusive property of the Company. Accordingly, the Employee shall not, at any time, either during or subsequent to the term of this Agreement, use, reveal, report, publish, transfer or otherwise disclose to any person, corporation or other entity, any of the Confidential Information without the prior written consent of the Company, except to responsible officers and employees of the Company and other responsible persons who are in a contractual or fiduciary relationship with the Company and who have a need for such information for purposes in the best interests of the Company, and except for such information which is or becomes of general public knowledge from authorized sources other than the Employee. The Employee acknowledges that the Company would not enter into this Agreement without the assurance that all such confidential and proprietary information will be used for the exclusive benefit of the Company.

                    (b) Return of Confidential Information. Upon the termination of Employee's employment with the Company, the Employee shall promptly return to the Company all Confidential Information in his possession or control, including but not limited to drawings, manuals, computer printouts, computer diskettes, disks, data, files, lists,

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memoranda, letters, notes, notebooks, reports and other writings and copies thereof and all other materials relating to the Company's business, including without limitation any materials incorporating Confidential Information, which are in the Employee's possession or control.

                  7. Noncompetition. For purposes of this Section 7, all references to the Company shall be deemed to include the Company's affiliates and subsidiaries. The Employee will not utilize his special knowledge of the business of the Company and his relationships with customers, clients or suppliers of the Company and others to compete with the Company. During the term of this Agreement and for a period of one (1) year after the expiration or termination of this Agreement, the Employee shall not engage, directly or indirectly, or have an interest, directly or indirectly, anywhere in the United States of America or any other geographic area where the Company does business or in which its products or services are marketed, alone or in association with others, as principal, officer, agent, employee, director, partner, stockholder or lender (except with respect to his employment by the Company), or through the investment of capital, lending of money or property, rendering of services or otherwise, in any business competitive with or substantially similar to that engaged in by the Company, including without limitation, the development, manufacture and distribution of: (i) bullet and projectile resistant vests and other associated armor products; (ii) narcotic identification and evidence collection kits; (iii) less-than-lethal munitions, including, but not limited to, tear gas and pepper sprays; (iv) military or police garments or equipment;
(v) the provision of security consulting or guarding services; or (vi) any other business engaged in by the Company at the time in question (it being understood hereby, that the ownership by the Employee of 5% or less of the stock of any company listed on a national securities exchange shall not be deemed a violation of this Section 7); provided, however, that in the event the Employee is terminated without cause, then the provisions of this Section 7 will continue to be applicable to the Employee. During the same period, the Employee shall not, and shall not permit any of his employees, agents or others under his control to, directly or indirectly, on behalf of himself or any other person, (x) call upon, accept business from, or solicit the business of any person who is, or who had been at any time during the preceding two years, a customer or client of the Company or any successor to the business of the Company, or otherwise divert or attempt to divert any business from the Company or any such successor, or (y) directly or indirectly recruit or otherwise solicit or induce any person who is an employee of, or otherwise engaged by, the Company or any successor to the business of the Company to terminate his or her employment or other relationship with the Company or such successor, or hire any person who has left the employ of the Company or any such successor during the preceding two years. The Employee shall not at any time, directly or indirectly, use or purport to authorize any person to use any name, mark, logo, trade dress or other identifying words or images which are the same as or similar to those used at any time by the Company in connection with any product or service, whether or not such use would be in a business competitive with that of the Company. Any breach or violation by the Employee of the provisions of this Section 7 shall toll the running of any time periods set forth in this
Section 7 for the duration of any such breach or violation.

                  8. Remedies. The restrictions set forth in Sections 6 and 7 are considered by the parties to be fair and reasonable. The Employee acknowledges that the restrictions contained in Sections 6 and 7 will not prevent him from earning a livelihood. The Employee


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further acknowledges that the Company would be irreparably harmed and that monetary damages would not provide an adequate remedy in the event of a breach of the provisions of Sections 6 or 7. Accordingly, the Employee agrees that, in addition to any other remedies available to the Company, the Company shall be entitled to injunctive and other equitable relief to secure the enforcement of these provisions, and shall be entitled to receive reimbursement from the Employee for all attorneys' fees and expenses incurred by the Company in enforcing these provisions. If any provisions of Sections 6, 7 or 8 relating to the time period, scope of activities or geographic area of restrictions is declared by a court of competent jurisdiction to exceed the maximum permissible time period, scope of activities or geographic area, the maximum time period, scope of activities or geographic area, as the case may be, shall be reduced to the maximum which such court deems enforceable. If any provisions of Sections 6, 7 or 8 other than those described in the preceding sentence are adjudicated to be invalid or unenforceable, the invalid or unenforceable provisions shall be deemed amended (with respect only to the jurisdiction in which such adjudication is made) in such manner as to render them enforceable and to effectuate as nearly as possible the original intentions and agreement of the parties.

               9. Termination. This Agreement may be terminated prior to the expiration of the term set forth in Section 1 upon the occurrence of any of the events set forth in, and subject to the terms of, this Section 9.

                    (a) Death. This Agreement will terminate immediately and automatically upon the death of the Employee. In the event that this Agreement is terminated upon the death of the Employee, then the entire amount of options for the purchase of common stock of the Company granted to the Employee shall vest and become exercisable by the estate of the Employee on the date of such death.

                    (b) Disability. This Agreement may be terminated at the Company's option, immediately upon notice to the Employee, if the Employee shall suffer a permanent disability. For the purposes of this Agreement, the term "permanent disability" shall mean the Employee's inability to perform his duties under this Agreement for a period of 90 consecutive days or for an aggregate of 120 days, whether or not consecutive, in any twelve month period, due to illness, accident or any other physical or. mental incapacity, as solely determined by the Board of Directors of the Company. In the event that this Agreement is terminated upon the permanent disability of the Employee, then the entire amount of options for the purchase of common stock of the Company granted to the Employee shall vest and become exercisable by the Employee on the date of such termination.

                    (c) Cause. This Agreement may be terminated at the Company's option, immediately upon notice to the Employee, upon: (i) breach by the Employee of any material provision of this Agreement; (ii) gross negligence or willful misconduct of the Employee in connection with the performance of his duties under this Agreement, or Employee's willful refusal to perform any of his duties or responsibilities required pursuant to this Agreement; (iii) fraud, criminal conduct, dishonesty or embezzlement by the Employee; or (iv) Employee's misappropriation for personal use of assets or business opportunities of the Company.


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                    (d) Without Cause. This Agreement may be terminated at any time by the Company without cause upon giving the Employee three (3) days prior written notice of such termination. In such event, the Employee shall be entitled to receive his Base Compensation in accordance with the provisions of
Section 3(a) hereof throughout the balance of the term of this Agreement, reduced, dollar for dollar, with any salary, commissions, wages or other income received by him from any other employer or employment contract during such period.

                10.  Miscellaneous.

                    (a) Survival. The provisions of Sections 6, 7 and 8 shall survive the termination of this Agreement.

                    (b) Entire Agreement. This Agreement sets forth the entire understanding of the parties and merges and supersedes any prior or contemporaneous agreements between the parties pertaining to the subject matter hereof.

                    (c) Modification. This Agreement may not be modified or terminated orally, and no modification, termination or attempted waiver of any of the provisions hereof shall be binding unless in writing and signed by the party against whom the same is sought to be enforced; provided, however, that Employee's compensation may be increased at any time by the Company without in any way affecting any of the other terms and conditions of this Agreement, which in all other respects shall remain in full force and effect.

                    (d) Waiver. Failure of a party to enforce one or more of the provisions of this Agreement or to require at any time performance of any of the obligations hereof shall not be construed to be a waiver of such provisions by such party nor to in any way affect the validity of this Agreement or such party's right thereafter to enforce any provision of this Agreement, nor to preclude such party from taking any other action at any time which it would legally be entitled to take.

                    (e) Successors and Assigns. Neither party shall have the right to assign this Agreement, or any rights or obligations hereunder, without the consent of the other party; provided, however, that upon the sale of all or substantially all of the assets, business and goodwill of the Company to another company, or upon the merger or consolidation of the Company with another company, this Agreement shall inure to the benefit of, and be binding upon, both Employee and the company purchasing such assets, business and goodwill, or surviving such merger or consolidation, as the case may be, in the same manner and to the same extent as though such other company were the Company; and provided, further, that the Company shall have the right to assign this Agreement to any affiliate or subsidiary of the Company. Subject to the foregoing, this Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their legal representatives, heirs, successors and assigns.

                    (f) Communications. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been given at the time personally delivered or when mailed in any United States post office


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enclosed in a registered or certified postage prepaid envelope and addressed to the addresses set forth below, or to such other address as any party may specify by notice to the other party; provided, however, that any notice of change of address shall be effective only upon receipt.


                     To the Company:     Armor Holdings, Inc.
                                         13386 International Parkway
                                         Jacksonville, FL 32218
                                         Attn.:     Jonathan M. Spiller

                     With a copy to:     Kane Kessler, P.C.
                                         1350 Avenue of the Americas
                                         New York, New York 10019
                                         Attn.:     Robert L. Lawrence, Esq.

                     To the Employee:     J. Lawrence Battle
                                          3031 Cypress Creek Drive
                                          Ponte Vedra Beach, FL 32082

                    (g) Severability. If any provision of this Agreement is held to be invalid or unenforceable by a court of competent jurisdiction, such invalidity or unenforceability shall not affect the validity and enforceability of the other provisions of this Agreement and the provisions held to be invalid or unenforceable shall be enforced as nearly as possible according to its original terms and intent to eliminate such invalidity or unenforceability.

                    (h) Jurisdiction; Venue. This Agreement shall be subject to the exclusive jurisdiction of the courts of New York County, New York. Any breach of any provision of this Agreement shall be deemed to be a breach occurring in the State of New York by virtue of a failure to perform an act required to be performed in the State of New York, and the parties irrevocably and expressly agree to submit to the jurisdiction of the courts of New York County, New York for the purpose of resolving any disputes among them relating to this Agreement or the transactions contemplated by this Agreement.

                    (i) Governing Law. This Agreement is made and executed and shall be governed by the laws of the State of New York, without regard to the conflicts of law principles thereof.

IN WITNESS WHEREOF, each of the parties hereto have duly executed this Agreement as of the date set forth above.

                                ARMOR HOLDINGS, INC.

                                By:      /s/ Jonathan M. Spiller
                                         ______________________________
                                         Jonathan M. Spiller
                                         President and Chief Executive Officer

                                By:      /s/ J. Lawrence Battle
                                         _____________________________
                                         J. Lawrence Battle



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